UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2024

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 265-2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR D	New York Stock Exchange
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR E	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2024, Global Net Lease, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Edward M. Weil, Jr., the Company’s Chief Executive Officer and President, which agreement is effective as of January 1, 2025, and will replace and supersede Mr. Weil’s existing employment agreement with the Company, dated May 23, 2023, in its entirety. The Employment Agreement will continue in full force and effect until January 1, 2029, and will automatically renew for additional one-year periods thereafter unless either the Company or Mr. Weil provides written notice of its or his intent not to renew at least 120 days prior to the scheduled expiration date, or unless the Employment Agreement is terminated earlier in accordance with its terms.

Mr. Weil will continue to serve as the Company’s Chief Executive Officer and President and, pursuant to the Employment Agreement, the Company has agreed to use its reasonable best efforts to cause the Company to continue to nominate Mr. Weil as a member of the Company’s board of directors (the “Board”) during the term of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Weil is entitled to, among other things:

•	a base salary at an annual rate of $1,000,000, subject to upwards adjustment based on an annual review by the Board or the Compensation Committee of the Board (the “Compensation Committee”);

•	a performance-based annual cash bonus (the “Annual Bonus”) opportunity for each completed calendar year with a threshold amount of 50% of his annual base salary, a target amount of 150% of his annual base salary and a maximum amount of 200% of his annual base salary, as may be adjusted by the Board or the Compensation Committee, provided that the actual amount (if any) of any Annual Bonus shall be determined by the Board or the Compensation Committee in its reasonable good faith discretion based solely upon achievement of performance targets established by the Board or the Compensation Committee in consultation with Mr. Weil, which targets shall be communicated to Mr. Weil within 90 days following the commencement of the applicable performance year;

•	an annual grant of equity-based awards under the Company’s long-term incentive compensation plans with a target grant date fair value of $5,500,000, 40% of which shall be subject to annual time-based vesting, with no vesting schedule extending beyond a four year period, and 60% of which shall be subject to performance-based vesting earned between a threshold amount of 50%, and a maximum amount of 225%, of target, based on the performance targets established by the Board or the Compensation Committee, unless otherwise mutually agreed between Mr. Weil and the Board or the Compensation Committee;

•	a one-time sign on bonus of $333,333 payable on or prior to December 20, 2024; and

•	certain employee benefits including, among other things, indemnification rights from the Company and expense reimbursement rights for all reasonable and documented business expenses.

In addition, the Board agreed to grant Mr. Weil a one-time award of time-based restricted stock units (“RSUs”), with a grant date fair value of $1,375,000, pursuant to the Employment Agreement, which RSUs vest ratably over a three-year period commencing on October 1, 2024, subject to Mr. Weil’s continued employment through the applicable vesting date.

Upon certain terminations of Mr. Weil’s employment, in addition to payment of accrued but unpaid annual base salary and certain other benefits, Mr. Weil (or his estate, as applicable) would be entitled to the following severance pay and benefits, subject to execution of a release of claims:

•	if the termination is by reason of death or disability (as defined in the Employment Agreement), payment of any earned but unpaid Annual Bonus for the previously completed fiscal year, calculated based on actual performance and an Annual Bonus for the year in which such termination occurs at the target level, (A) paid in a lump sum in cash on a fully vested basis when bonuses are paid to similarly situated employees and (B) pro-rated based on the proportion of the fiscal year Mr. Weil was employed by the Company in which such termination occurs (collectively, the “Additional Benefits”); reimbursements of the monthly premiums for Mr. Weil’s healthcare benefits through the 18 months following the date of Mr. Weil’s termination; subject to certain terms and conditions, (A) accelerated vesting of all time-based equity or equity-based awards and (B) accelerated vesting of all performance-based equity or equity-based awards, subject to the actual achievement of the performance metrics for such equity or equity-based awards measured at the end of the applicable performance periods (collectively, the “Vesting Benefits”); and cash severance equal to Mr. Weil’s then current annual base salary, payable in equal installments over the 12-month period post termination;

•	if the termination is by the Company without “cause”, or by Mr. Weil for “good reason” (in each case as defined in the Employment Agreement), the Additional Benefits; the Vesting Benefits; the Company’s reimbursements of the monthly premiums for Mr. Weil’s healthcare benefits for a period of up to 12 months following the date of Mr. Weil’s termination; and cash severance equal to 2.0 times the sum of (A) Mr. Weil’s then current annual base salary and (B) the Annual Bonus at the target level, payable in substantially equal installments in accordance with the Company’s regular payroll cycle over the 12-month period following the date of Mr. Weil’s termination; and

•	if the termination is by the Company without “cause” or by Mr. Weil for “good reason” during the four months preceding, or the 18 months immediately following, a Change in Control (as defined in the Employment Agreement), the Additional Benefits; the Vesting Benefits, subject to the actual achievement of the performance metrics for such equity or equity-based awards measured on the date on which the Change in Control is consummated; the Company’s reimbursements of the monthly premiums for Mr. Weil’s healthcare benefits for a period of up to 18 months following the date of Mr. Weil’s termination; and cash severance equal to 3.0 times the sum of (A) Mr. Weil’s then current annual base salary and (B) the Annual Bonus at the target level, payable in a lump sum within 60 days following the date of Mr. Weil’s termination.

The Employment Agreement contains customary covenants related to non-competition and non-solicitation of employees and customers for one year following termination of employment, as well as customary covenants related to mutual non-disparagement, confidentiality, and intellectual property rights.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
10.1*	Employment Agreement, dated as of November 21, 2024, by and between Global Net Lease, Inc. and Edward M. Weil, Jr.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: November 22, 2024	By:	/s/ Christopher J. Masterson
Name: Christopher J. Masterson
Title: Chief Financial Officer, Treasurer, and Secretary